UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) of The Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)            September 29, 2005
                                                 -------------------------------

                              Invacare Corporation
             (Exact name of registrant as specified in its charter)

Ohio                                  0-12938              95-2680965
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(State or other jurisdiction of     (Commission    (IRS Employer Identification)
incorporation or organization)     File Number No)

            One Invacare Way, P.O. Box 4028, Elyria, Ohio              44036
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             (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code        (440) 329-6000
                                                  ------------------------------

________________________________________________________________________________

(Former name, former address and former fiscal year, if change since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The  information  set  forth  below  in Item  2.03 of this  report  on Form  8-K
regarding  the  Receivables   Purchase   Agreement   entered  into  by  Invacare
Corporation ("Invacare"), is incorporated herein by reference.

On September 29, 2005, Invacare and the noteholders referenced therein entered into (i) a Second Amendment (the "Second Amendment") to the Note Purchase Agreement dated as of February 27, 1998 relating to $80,000,000 of 6.71% Series A Senior Notes Due February 27, 2008 and $20,000,000 of 6.60% Series B Senior Notes Due February 27, 2005 (the "1998 Note Purchase Agreement") and (ii) a First Amendment (the "First Amendment") to the Note Purchase Agreement dated as of October 1, 2003 relating to 50,000,000 of 3.97% Series A Senior Notes Due October 1, 2007; $30,000,000 of 4.74% Series B Senior Notes Due October 1, 2009 and $20,000,000 of 5.05% Series C Senior Notes Due October 1, 2010 (the "2003 Note Purchase Agreement").

The amendments were entered into to enable Invacare to enter into the Receivables Purchase Agreement described in Item 2.03 below, which is a "Permitted Receivables Securitization Program" for purposes of both the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement. The Second Amendment and the First Amendment amended the 1998 Note Purchase Agreement and the 2003 Note Purchase Agreement, respectively, among other things, to (i) provide that Invacare is required to at all times maintain at least $350,000,000 in aggregate loan commitments under its revolving credit facility, (ii) amend the maximum permitted amount of debt, (iii) and amend certain defined terms, including the definition of "Consolidated Total Assets" and "Debt." In addition, the Second Amendment amends certain covenants of Invacare under the 1998 Note Purchase Agreement relating to incurrence of debt, liens and asset sales. A copy of the Second Amendment is filed as Exhibit 10.2 to this report on Form 8-K and a copy of the First Amendment is filed as Exhibit 10.3 to this report on Form 8-K, both of which are incorporated herein by reference.


Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 30, 2005, Invacare entered into a 364-day $100 million accounts receivable securitization facility. The Receivables Purchase Agreement, dated as of September 30, 2005, among Invacare Receivables Corporation ("IRC"), as Seller, Invacare Corporation, as Servicer, Park Avenue Receivables Company, LLC (the "Conduit"), the financial institutions named therein and JPMorgan Chase Bank, N.A., as Agent (the "Receivables Agreement") provides for, among other things, the transfer from time to time by Invacare and certain of its subsidiaries of ownership interests of certain domestic receivables on a revolving basis to the Conduit, an asset-backed issuer of commercial paper, and/or the financial institutions named in the Receivables Agreement. Pursuant to the Receivables Agreement, Invacare and certain of its subsidiaries from time to time may transfer accounts receivable to IRC, a special purpose entity and subsidiary of Invacare. IRC then transfers interests in the receivables to the Conduit and/or the financial institutions named in the Receivables Agreement and receives funds from the Conduit and/or the financial institutions raised through the issuance of commercial paper (in its own name) by the Conduit and/or the financial institutions. In accordance with Generally Accepted Accounting Principles, the transaction is accounted for by Invacare as a secured borrowing. Borrowings under the facility are effectively repaid as receivables are collected, with new borrowings created as additional receivables are sold. Invacare received $75.5 million in funds pursuant to the securitization facility on September 30, 2005, which was used to reduce balances outstanding on Invacare's revolving credit facility. A copy of the Receivables Agreement is filed as Exhibit 10.1 to this report on Form 8-K and is incorporated herein by reference.


Item 7.01 Regulation FD Disclosure.

On October 5, 2005, the Company issued a press release announcing the signing of the Receivables Agreement. The press release is attached as Exhibit 99.1 to this report on Form 8-K.

Item 9.01   Financial Statements and Exhibits.

 (c)   Exhibits

       Exhibit 10.1

                    Receivables Purchase Agreement, dated as of September 30, 2005, among Invacare Receivables Corporation, as Seller, Invacare Corporation, as Servicer, Park Avenue Receivables Company, LLC and JPMorgan Chase Bank, N.A., as Agent

       Exhibit 10.2

                    Second Amendment, dated as of September 29, 2005, to Note Purchase Agreement dated as of February 27, 1998 relating to $80,000,000 6.71% Series A Senior Notes Due February 27, 2008 and $20,000,000 6.60% Series B Senior Notes Due February 27, 2005

       Exhibit 10.3

                    First Amendment, dated as of September 29, 2005, to Note Purchase Agreement dated as of October 1, 2003 relating to $50,000,000 3.97% Series A Senior Notes Due October 1, 2007; $30,000,000 4.74% Series B Senior Notes Due October 1, 2009 and $20,000,000 5.05% Series C Senior Notes Due October 1, 2010.

       Exhibit 99.1

                    Invacare press release dated October 5, 2005.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                               INVACARE CORPORATION


                           By:/s/ Gregory C. Thompson
                              -----------------------------------------
                              Gregory C. Thompson
                              Chief Financial Officer



Date:  October 5, 2005